

                                                                                                                         Exhibit 19


  Ford Credit Auto Owner Trust 2004-A
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2004
  Distribution Date                                                                                                      10/15/2004
  Transaction Month                                                                                                               5

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $1,996,532,846.85              106,519
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $346,000,000.00         1.240%                 February 15, 2005
   Class A-1A Notes                                                 140,000,000.00         1.484%                      May 15, 2005
   Class A-2 Notes                                                  535,000,000.00         2.130%                  October 15, 2006
   Class A-3 Notes                                                  559,000,000.00         2.930%                    March 15, 2008
   Class A-4 Notes                                                  200,785,000.00         3.540%                 November 15, 2008
   Class B Notes                                                     56,235,000.00         3.780%                    March 15, 2009
   Class C Notes                                                     37,490,000.00         4.190%                     July 15, 2009
   Class D Certificates                                              37,490,000.00         6.000%                  October 15, 2010
                                                                     -------------
      Total                                                      $1,912,000,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $5,946,441.50                    $0.00           $5,946,441.50
  Repurchased Loan Proceeds Related to Interest                           1,503.65                     0.00                1,503.65
                                                                          --------                     ----                --------
      Total                                                          $5,947,945.15                    $0.00           $5,947,945.15
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   1,198,345.95                     0.00            1,198,345.95
                                                                      ------------                     ----            ------------
      Total                                                          $1,198,345.95                    $0.00           $1,198,345.95
  Principal:
  Principal Collections                                             $36,721,566.84                    $0.00          $36,721,566.84
  Prepayments in Full                                                21,472,779.80                     0.00           21,472,779.80
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        114,989.98                     0.00              114,989.98
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                         $58,309,336.62                    $0.00          $58,309,336.62
  Liquidation Proceeds                                                                                                  $841,939.48
  Recoveries from Prior Month Charge-Offs                                                                                 10,455.40
                                                                                                                          ---------
      Total Principal Collections                                                                                    $59,161,731.50
  Principal Losses for Collection Period                                                                              $1,668,174.73
  Total Regular Principal Reduction                                                                                  $59,977,511.35
  Total Collections                                                                                                  $66,308,022.60



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $66,308,022.60
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                          $66,308,022.60






                                                          Page 1





  Ford Credit Auto Owner Trust 2004-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2004
  Distribution Date                                                                                                      10/15/2004
  Transaction Month                                                                                                               5

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,455,460.48        $1,455,460.48                $0.00
   Amount per $1,000 of Original Balance               0.76                 0.76                 0.00




                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                    $88,879.73          $88,879.73                  $0.00                $0.00               $0.00
   Class A1A Notes                   173,104.17          173,104.17                   0.00                 0.00                0.00
   Class A2 Notes                    949,625.00          949,625.00                   0.00                 0.00                0.00
   Class A3 Notes                  1,364,891.67        1,364,891.67                   0.00                 0.00                0.00
   Class A4 Notes                    592,315.75          592,315.75                   0.00                 0.00                0.00
   Class B Notes                     177,140.25          177,140.25                   0.00                 0.00                0.00
   Class C Notes                     130,902.58          130,902.58                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $3,476,859.15       $3,476,859.15                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $187,450.00         $187,450.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $3,664,309.15       $3,664,309.15               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $61,188,252.97
  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        28,556,060.92
   Regular Principal Distribution Amount    197,456,582.41
      Principal Distribution Amount        $226,012,643.33

  Noteholder Principal Distributions:
   Class A1 Notes                                        $61,188,252.97
   Class A1A Notes                                                 0.00
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $61,188,252.97

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $61,188,252.97
  Collections Released to Seller                                  $0.00
  Total Available for Distribution           $66,308,022.60
  Total Distribution (incl. Servicing Fee)   $66,308,022.60




                                                          Page 2





  Ford Credit Auto Owner Trust 2004-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2004
  Distribution Date                                                                                                      10/15/2004
  Transaction Month                                                                                                               5


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $176.84                   $0.26                  $177.10
  Class A1A Notes                                                0.00                    1.24                     1.24
  Class A2 Notes                                                 0.00                    1.78                     1.78
  Class A3 Notes                                                 0.00                    2.44                     2.44
  Class A4 Notes                                                 0.00                    2.95                     2.95
  Class B Notes                                                  0.00                    3.15                     3.15
  Class C Notes                                                  0.00                    3.49                     3.49
                                                                 ----                    ----                     ----
      Total Notes                                              $32.64                   $1.85                   $34.50

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----
  Total Notes and Certificates:                                $32.00                   $1.92                   $33.92


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $1,614,522,643.33       0.8613038              $1,553,334,390.36        0.8286616
  Class A1 Notes                                86,012,643.33       0.2485915                  24,824,390.36        0.0717468
  Class A1A Notes                              140,000,000.00       1.0000000                 140,000,000.00        1.0000000
  Class A2 Notes                               535,000,000.00       1.0000000                 535,000,000.00        1.0000000
  Class A3 Notes                               559,000,000.00       1.0000000                 559,000,000.00        1.0000000
  Class A4 Notes                               200,785,000.00       1.0000000                 200,785,000.00        1.0000000
  Class B Notes                                 56,235,000.00       1.0000000                  56,235,000.00        1.0000000
  Class C Notes                                 37,490,000.00       1.0000000                  37,490,000.00        1.0000000
  Class D Certificates                          37,490,000.00       1.0000000                  37,490,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $1,652,012,643.33       0.8640233              $1,590,824,390.36        0.8320211

  Portfolio Information
  Weighted Average Coupon (WAC)                          4.90%                                           4.88%
  Weighted Average Remaining Maturity (WAM)              48.60                                           47.77
  Remaining Number of Receivables                       99,638                                          97,880
  Portfolio Receivable Balance               $1,746,552,575.54                               $1,686,575,064.19



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $6,883,086.41
  Specified Credit Enhancement Amount                                                                        $16,865,750.64
  Yield Supplement Overcollateralization Amount                                                             $100,608,481.78
  Target Level of Overcollateralization                                                                     $107,491,568.19





                                                          Page 3





  Ford Credit Auto Owner Trust 2004-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2004
  Distribution Date                                                                                                      10/15/2004
  Transaction Month                                                                                                               5

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                           $9,982,664.23
  Specified Reserve Account Balance                                                                            9,982,664.23
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                              9,982,664.23
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                              $9,982,664.23
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $841,939.48
  Recoveries from Prior Month Charge-Offs                                                                                $10,455.40
  Total Principal Losses for Collection Period                                                                        $1,668,174.73
  Charge-off Rate for Collection Period (annualized)                                                                          0.56%
  Cumulative Net Losses for all Periods                                                                               $1,794,465.80


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           708                $11,952,075.39
  61-90 Days Delinquent                                                                            82                 $1,463,792.28
  91-120 Days Delinquent                                                                           22                   $453,200.06
  Over 120 Days Delinquent                                                                         17                   $329,103.09

  Repossesion Inventory                                                                            87                 $1,629,121.90


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.2041%
  Preceding Collection Period                                                                                               0.3535%
  Current Collection Period                                                                                                 0.5703%
  Three Month Average                                                                                                       0.3760%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.1044%
  Current Collection Period                                                                                                 0.1236%
  Three Month Average                                                                                                       0.1013%




                                                          Page 4





  Ford Credit Auto Owner Trust 2004-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2004
  Distribution Date                                                                                                      10/15/2004
  Transaction Month                                                                                                               5

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $2,313,925.62                         $0.00
  New Advances                                                                           1,185,447.92                          0.00
  Servicer Advance Recoveries                                                              994,242.02                          0.00
                                                                                           ----------                          ----
  Ending Servicer Advances                                                              $2,505,131.52                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $12,898.03                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00





                                                          Page 5